Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Axovant Gene Therapies Ltd.:

(1) Registration Statement (Form S-8 No. 333-206300) pertaining to the 2015 Equity Incentive Plan;
(2) Registration Statement (Form S-8 No. 333-215386) pertaining to the 2015 Equity Incentive Plan;
(3) Registration Statement (Form S-3 No. 333-215387);
(4) Registration Statement (Form S-8 No. 333-220089) pertaining to the Amended and Restated 2015 Equity Incentive Plan; and
(5) Registration Statement (Form S-8 No. 333-226877) pertaining to the Amended and Restated 2015 Equity Incentive Plan;

of our report dated June 11, 2019, with respect to the consolidated financial statements of Axovant Gene Therapies Ltd. included in this Annual Report (Form 10-K) of Axovant Gene Therapies Ltd. for the year ended March 31, 2019.

/s/ Ernst & Young LLP
Iselin, New Jersey
June 11, 2019

1